UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 13, 2015
(Date of Report)

August 13, 2015
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 13, 2015, Sotheby’s entered into a Master Confirmation (the “Confirmation”) for an accelerated share repurchase ("ASR") program with J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association (“JPMorgan”), to repurchase Sotheby’s common stock as part of Sotheby’s existing share repurchase program.

Under the Confirmation, Sotheby’s will pay an initial purchase price of $125 million to JPMorgan, and will receive an initial delivery of approximately 2,667,000 shares of Sotheby’s common stock. The total number of shares to ultimately be purchased by Sotheby’s under the Confirmation will generally be based on the average of the daily volume-weighted average prices of Sotheby’s common stock during the term of the Confirmation, less an agreed discount. Upon final settlement of the Confirmation, Sotheby’s may be entitled to receive additional shares of Sotheby’s common stock from JPMorgan or, under certain circumstances specified in the Confirmation, Sotheby’s may be required to deliver shares or make a cash payment, at its option, to JPMorgan. The Confirmation is scheduled to expire in approximately four and a half months, but may conclude earlier at JPMorgan’s option, and may be terminated early upon the occurrence of certain events.

The Confirmation contains the principal terms and provisions governing the ASR program, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which JPMorgan is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR program may be terminated early, and various acknowledgments, representations and warranties made by Sotheby’s and JPMorgan to one another. The foregoing description of the Confirmation is a summary and is qualified in its entirety by the terms of the Confirmation. A copy of the Confirmation will be filed as an exhibit to Sotheby’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.

J.P. Morgan Securities LLC and certain of its affiliates are joint lead arrangers, joint bookrunners and lenders under certain senior secured revolving credit facilities of Sotheby's and certain of its wholly-owned subsidiaries.

Item 8.01 Other Events

On August 13, 2015, Sotheby's issued a press release announcing the repurchase of shares under an accelerated share repurchase program. This press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

	99.1	Sotheby's press release announcing the repurchase of shares under an accelerated share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sotheby's has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	August 13, 2015

Exhibit Index

Exhibit No.	Description

99.1	Sotheby's press release announcing the repurchase of shares under an accelerated share repurchase program.

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